UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

Willis Group Holdings Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales
(Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (44) (20) 7488-8111

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Employment Agreement Amendment

The Compensation Committee and the Board of Directors of Willis Group Holdings Public Limited Company (the “Company”) determined that it would be in the best interests of the Company to ensure Joseph J. Plumeri’s continued services as the Company’s Chairman and Chief Executive Officer until at least July of 2013.  In addition, Mr. Plumeri and the Compensation Committee and the Board of Directors agreed that Mr. Plumeri’s prior employment agreement should be updated to reflect the evolution of best pay practices over the last several years.  As a consequence, on January 15, 2010, Willis North America, Inc. (“Willis US”), a subsidiary of the Company, entered into an amended and restated employment agreement with Mr.  Plumeri.

Mr. Plumeri agreed to extend the term of his employment for approximately 27 additional months until July 7, 2013.  Either party may terminate Mr. Plumeri’s employment at an earlier time by giving 90 days prior written notice.  Pursuant to the amended employment agreement, Mr. Plumeri’s base salary of $1,000,000, which has not increased since he joined Willis in October 2000, will be maintained.  Similarly, Mr. Plumeri will continue to be eligible to receive an annual bonus, subject to the achievement of performance targets to be determined by the compensation committee.  This is consistent with Mr. Plumeri’s and the Company’s shared view that his incentives will be best aligned with the interest of the shareholders if a majority of his annual compensation is tied to the Company’s performance.  Except for the pro-rata bonus for 2013 or as otherwise determined by the Compensation Committee and the Board of Directors, the annual bonus will continue to be paid 50% in cash and 50% in restricted stock units.  Mr. Plumeri will also continue to receive the same annual deferred compensation credit of $800,000 for each year he continues to be employed by Willis US, which is made to a non-qualified deferred compensation plan on his behalf.

In the interest of complying with best pay practices, Mr. Plumeri has agreed to a number of significant changes to his prior employment agreement.  In the event of a Change in Control (as defined in the amended employment agreement), Mr. Plumeri’s prior agreement permitted him to voluntarily terminate his employment and receive severance.  Effective January 1, 2010, in the event of a Change in Control,  Mr. Plumeri can no longer voluntarily terminate and receive severance and instead will only be eligible for severance if he is involuntarily terminated (without Cause) or terminates employment for Good Reason (each as defined in the amended employment agreement).  Effective upon the expiration of the term of his prior employment agreement, which will occur on the date of the annual general meeting of shareholders of the Company in 2011, the Company will no longer be required to reimburse Mr. Plumeri for any excise taxes imposed upon him under Section 4999 of the Internal Revenue Code (“golden parachute” excise taxes) or penalty taxes imposed upon him under Section 409A of the Internal Revenue Code relating to the deferral of compensation.  Mr. Plumeri also agreed, effective January 1, 2010, to remove provisions requiring the Company to provide similar tax reimbursement (gross up) payments in respect of income taxes imposed on him relating to reimbursements for expenses and legal fees.

In consideration for the changes noted above, the Compensation Committee and the Board of Directors amended Mr. Plumeri’s employment agreement to provide that Mr. Plumeri will receive a grant of restricted stock units in 2010 that will vest only upon the achievement of performance and time-based vesting criteria to be determined by the Compensation Committee (but that are consistent with the performance criteria and time vesting schedule granted for other senior executives).  They will have a grant date value of $6,000,000, and if earned, vest no later than July 7, 2013.  It is the expectation and intent of the Compensation Committee to award Mr. Plumeri grants of comparable value and containing comparable terms in 2011 and 2012, subject to the Compensation Committee’s good faith evaluation of changes in circumstances of the Company, the performance of the Company and the performance of Mr. Plumeri that justifies an alternative vehicle or amount of grant.

As stated above, Mr. Plumeri will continue to be eligible to receive an annual bonus tied to performance goals established in good faith by the Compensation Committee.  As an added incentive, the threshold, target and maximum bonus payout percentages are 250%, 375% and 500% of base salary (increased from 225%, 337% and 450%, respectively).

If Willis US terminates Mr. Plumeri’s employment without Cause or Mr. Plumeri terminates his employment for Good Reason, he is entitled to a lump sum payment equal to $4,000,000 in lieu of the prior provision which provided for a payment equal to the lesser of $4,000,000 and $2,000,000 multiplied by a fraction, the numerator of which was the number of months of employment remaining until April 2011 and the denominator of which was 12. If Willis US terminates Mr. Plumeri’s employment without Cause or if Mr. Plumeri terminates his employment for Good Reason within 6 months prior to or within 24 months following a Change in Control, Mr. Plumeri will receive a payment equal to two times the sum of his base salary and target annual bonus during the year in which the termination of employment occurs in lieu of the prior provision which provided for a payment equal to $6,000,000.

In addition, in the event of any termination of employment without Cause or for Good Reason, Mr. Plumeri will continue to be entitled to accrued benefits earned prior to termination but not yet paid.  The accrued benefits include unpaid salary and vacation pay; any bonus due as a result of actual performance but not yet paid for any completed financial year; a pro rated bonus for the year in which the termination occurs based upon actual performance achieved for that year; amounts due under medical, life insurance, disability and pension plans; and reimbursable business expenses.  Mr. Plumeri will also continue to be entitled to have credited to his deferred compensation benefit account the amounts he would have received had he remained until the end of his contract of employment, which is now July 7, 2013.

If Mr. Plumeri’s employment is terminated for any other reason, he remains only entitled to his accrued benefits, provided that if Mr. Plumeri terminates his employment without Good Reason following a Change in Control, he is entitled to be credited to his deferred compensation benefit account the amounts he would have received had he remained until the end of his contract of employment, which is now July 7, 2013.

The amended employment agreement also contains certain confidentiality, non-compete and non-solicitation covenants and provisions relating to Mr. Plumeri's termination of employment.

The above summary is qualified in its entirety by the amended employment agreement, attached hereto as Exhibit 10.1 and incorporated by reference.

Item 8.01  Other Events.

On January 21, 2010, the Company issued a press release announcing the extension of Mr. Plumeri’s employment.  The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement, dated as of January 15, 2010, between Willis North America, Inc., a subsidiary of Willis Group Holdings Public Limited Company, and Joseph J. Plumeri.

99.1	Press Release dated January 21, 2010

SIGNATURES
     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2010	WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
	By:	/s/ Adam G. Ciongoli
Adam G. Ciongoli
General Counsel

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement, dated as of January 15, 2010, between Willis North America, Inc., a subsidiary of Willis Group Holdings Public Limited Company, and Joseph J. Plumeri.

99.1	Press Release dated January 21, 2010

6